EXHIBIT 99.3

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers all the rights of the undersigned's shares of common stock of Tofla Megaline Inc., a Nevada corporation, as set forth below:

Name of Assignee	Address	No. of Shares
Alice Group Ltd.	3401 Register12, 34 Floor AL Maqam Tower, Regus ADGM Abu Dhabi, Global Marker Square, AL Maryah Island, Abu Dhabi, UAE	4,500,000

Dated: August 20, 2025	Alice Group USA LLC

	By:	/s/ Katerine Calero
	Name:	Katerine Calero
	Title:	Manager